UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2005

CERTRON CORPORATION

Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

0-9081	95-2461404

(Commission File Number)	(IRS Employer Identification No.)

1545 Sawtelle Boulevard, Suite 12, Los Angeles, California	90025

(Address of Principal Executive Offices)	(Zip Code)

(310) 914-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On February 2, 2005, Certron Corporation issued a press release announcing that the proposed merger of Certron Acquisition Corp., a wholly owned subsidiary of Certron Corporation, with and into Cybrdi, Inc. was approved at a special meeting of shareholders of Certron Corporation held on February 2, 2005. Upon consummation of the merger transaction, Cybrdi, Inc. will become a wholly owned subsidiary of Certron and the stockholders of Cybrdi, Inc. will own approximately 93.8% of the Common Stock of Certron Corporation. Although the date for consummation of the merger has not yet been determined, Certron Corporation further announced that it anticipates that, subject to the satisfaction or waiver of certain closing conditions, the merger transaction will close on or before February 11, 2005. In addition, Certron Corporation announced that its shareholders approved an amendment to its articles of incorporation increasing the authorized capital stock of Certron Corporation and, subject to consummation of the merger, an amendment to change its corporate name to Cybrdi, Inc., which latter amendment will be effected following the merger. A copy of the press release is attached as Exhibit 99.1.

The foregoing statements are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors which could cause actual results to differ include the failure to consummate the merger transaction.

The information in this Current Report, including the exhibit hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report, including the exhibit hereto, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2005

CERTRON CORPORATION

By:	/s/ Michael S. Kass
Michael S. Kass, Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release